EXHIBIT 99.1

GLOBAL NET LEASE REPORTS FOURTH QUARTER AND FULL YEAR 2025 RESULTS
–Company Exceeds Full-Year 2025 AFFO Guidance
–Reduced Net Debt by $2.2 Billion and Improved Net Debt to Adjusted EBITDA From 7.6x to 6.7x in 2025
–Repurchased 17.2 Million Shares at a Weighted Average Price of $7.88, Totaling $135.9 Million Since Launch of Repurchase Program in February 2025
–Sold McLaren Campus for £250 Million, Approximately £80 Million Above Original Purchase Price
–Corporate Credit Rating Upgraded to Investment-Grade
–Introduces Initial 2026 Financial Guidance; Focus on Reducing Office Exposure and Accretive Capital Redeployment

New York, February 25, 2026 - Global Net Lease, Inc. (NYSE: GNL) (“GNL” or the “Company”), an internally managed real estate investment trust that focuses on acquiring and managing a globally diversified portfolio of strategically located commercial real estate properties, announced today its financial and operating results for the quarter and year ended December 31, 2025.

Fourth Quarter and Full Year 2025 Highlights
•Revenue was $117.0 million in fourth quarter 2025 compared to $137.8 million in fourth quarter 2024, primarily reflecting the impact of asset dispositions, including the Multi-Tenant Retail Portfolio sale
•Net income attributable to common stockholders was $37.2 million in fourth quarter 2025, compared to a net loss of $17.5 million in fourth quarter 2024, reflecting the substantial gain on the sale of the McLaren Campus
•Adjusted Funds From Operations (“AFFO”)1 was $48.5 million1, or $0.22 per share in fourth quarter 2025, compared to $78.3 million, or $0.34 per share, in fourth quarter 2024; full-year 2025 AFFO was $221.0 million or $0.99 per share, exceeding revised full year guidance range of $0.95 to $0.97
•Continued to use net proceeds from non-core asset sales to reduce leverage and strengthen the balance sheet; reduced net debt by $2.2 billion in 2025, improving Net Debt to Adjusted EBITDA from 7.6x to 6.7x in 2025
•Completed a $1.8 billion refinancing of the Revolving Credit Facility, achieving an immediate 35 basis point reduction in the interest rate spread through improved pricing, while extending weighted average debt maturity
•Reduced weighted average interest rate to 4.2% in fourth quarter 2025, down from 4.8% in fourth quarter of 2024
•Increased liquidity to $961.9 million and Revolving Credit Facility capacity to $1.5 billion in fourth quarter 2025, compared to $492.2 million and $460.0 million, respectively, in fourth quarter 2024
•Sales resulting from the strategic disposition program total approximately $3.4 billion since 2024, with a weighted average lease term of 5.4 years; achieved a cash cap rate of 7.6% on non-core closed single-tenant dispositions, demonstrating tangible proof of portfolio quality
•Sold the McLaren Campus for £250 million, or $336 million2, at a 7.4% cash cap rate, generating an approximate £80 million, or $108 million2, gain above its April 2021 purchase price, while increasing the proportion of investment-grade tenants among the top ten to 80%
•Repurchased 17.2 million shares of outstanding common stock under the Share Repurchase Program announced in February 2025, at a weighted average price of $7.88, for a total of $135.9 million; includes 4.5 million shares repurchased in fourth quarter 2025 for a total of $37.3 million and 1.8 million shares repurchased in first quarter 2026 for a total of $15.9 million
•Leased over 3.7 million square feet in 2025, resulting in over $33.9 million of new straight-line rent
•Achieved a 12% renewal leasing spread in 2025, up from 7% in 2024, with a weighted average renewal term of 6.5 years; new leases completed in 2025 had a weighted average lease term of 5.2 years
•Weighted average annual rent increase of 1.4% provides organic rental growth, excluding 19.6% of the portfolio with CPI linked leases that have historically experienced significantly higher rental increases
•Sector-leading 66% of annualized straight-line rent in fourth quarter 2025 comes from investment-grade or implied investment-grade tenants3, up from 61% in fourth quarter of 2024
•Corporate credit rating upgraded to investment-grade BBB- from BB+ by Fitch Ratings; unsecured notes also upgraded to investment-grade BBB- by S&P Global, underscoring the Company’s strategic progress in deleveraging, enhancing operations and bolstering liquidity over the past two years

GlobalNetLease.com (323) 265-2020 | 650 Fifth Avenue, 30th Floor, New York, NY 10019

“2025 marked a decisive transformation for GNL, driven by coordinated initiatives to simplify the portfolio, materially reduce leverage, strengthen liquidity and improve our credit profile,” said Michael Weil, CEO of GNL. “This disciplined execution of our corporate strategy translated into meaningful shareholder value creation in 2025, reflected in a total return of 32%, outpacing the net lease sector. While we are pleased with the progress made and the narrowing of our valuation gap with peers, we believe there is a clear path to continued growth as we execute our 2026 objectives. We enter 2026 from a position of strength, focused on earnings growth through disciplined capital recycling and continued long-term deleveraging. Our strategy prioritizes reducing office exposure by disposing of select office assets and redeploying capital into accretive single-tenant industrial and retail investments that enhance earnings durability and portfolio quality. With a streamlined platform and enhanced financial flexibility, we believe GNL is well-positioned to execute this next phase with discipline and drive long-term value for shareholders.”

GlobalNetLease.com (323) 265-2020 | 650 Fifth Avenue, 30th Floor, New York, NY 10019

Full Year 2026 Guidance4

The following is a summary of the Company’s full-year 2026 guidance:

Financial Metric	2026 Guidance
AFFO Per Share	$0.80 to $0.84
Net Debt to Adjusted EBITDA	6.5x to 6.9x

2026 Guidance assumes gross transaction volume, inclusive of both dispositions and acquisitions, of $250 million to $350 million. This initial guidance reflects GNL’s focus on disposing of select office assets and redeploying capital into accretive acquisitions of single-tenant industrial and retail assets.

Summary Fourth Quarter 2025 Results

	Three Months Ended December 31,
(In thousands, except per share data)	2025	2024
Revenue from tenants	$116,953	$137,783

Net income (loss) attributable to common stockholders	$37,245	$(17,458)
Net income (loss) per diluted common share	$0.16	$(0.08)

NAREIT defined FFO attributable to common stockholders	$13,102	$64,334
NAREIT defined FFO per diluted common share	$0.06	$0.28

AFFO attributable to common stockholders	$48,516	$78,297
AFFO per diluted common share	$0.22	$0.34
Property Portfolio
At December 31, 2025, GNL’s portfolio of 820 net leased properties was comprised of approximately 41 million rentable square feet, located in ten countries and territories. The Company operates in three reportable segments: (1) Industrial & Distribution, (2) Retail and (3) Office. Portfolio metrics include:
•97% leased with a remaining weighted-average lease term of 6.1 years5
•86% of the portfolio contains contractual rent increases based on annualized straight-line rent
•66% of portfolio annualized straight-line rent derived from investment grade and implied investment grade rated tenants
•74% U.S. and Canada, 26% Europe (based on annualized straight-line rent)
•46% Industrial & Distribution, 27% Retail and 27% Office (based on an annualized straight-line rent)
Capital Structure and Liquidity Resources6
As of December 31, 2025, the Company had liquidity of $961.9 million7 and $1.5 billion7 of capacity under the Company's revolving credit facility, compared to $492.2 million and $460.0 million, respectively, at the end of the fourth quarter 2024. As of December 31, 2025, the Company had net debt of $2.5 billion8, including $1.3 billion of mortgage debt and reduced Net Debt to Adjusted EBITDA from 7.6x to 6.7x in 2025.
As of December 31, 2025, the percentage of debt that was fixed rate (including variable rate debt fixed with swaps) was 98%, compared to 91% as of December 31, 2024. The Company’s total combined debt had a weighted average interest rate of 4.2%, down from 4.8% in the fourth quarter of 2024, resulting in an interest coverage ratio of 2.9 times9. Weighted average debt maturity was 3.010 years as of December 31, 2025 as compared to 3.0 years as of December 31, 2024.
GlobalNetLease.com (323) 265-2020 | 650 Fifth Avenue, 30th Floor, New York, NY 10019

Footnotes/Definitions
1 While we consider AFFO a useful indicator of our performance, we do not consider AFFO as an alternative to net income (loss) or as a measure of liquidity. Furthermore, other REITs may define AFFO differently than we do. Projected AFFO per share data included in this release is for informational purposes only and should not be relied upon as indicative of future dividends or as a measure of future liquidity.
2 Calculated based on a GBP/USD exchange rate of 1.3377 as of December 22, 2025.
3 As used herein, “Investment Grade Rating” includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade. Implied Investment Grade may include actual ratings of tenant parent, guarantor parent (regardless of whether or not the parent has guaranteed the tenant’s obligation under the lease) or by using a proprietary Moody's analytical tool, which generates an implied rating by measuring a company's probability of default. The term "parent" for these purposes includes any entity, including any governmental entity, owning more than 50% of the voting stock in a tenant. Ratings information is as of December 31, 2025. Comprised of 34% leased to tenants with an actual investment grade rating and 32% leased to tenants with an Implied Investment Grade rating based on annualized straight-line rent as of December 31, 2025.
4 We do not provide guidance on net income. We only provide guidance on AFFO per share and our Net Debt to Adjusted EBITDA ratio and do not provide reconciliations of this forward-looking non-GAAP guidance to net income per share or our debt to net income due to the inherent difficulty in quantifying certain items necessary to provide such reconciliations as a result of their unknown effect, timing and potential significance. Examples of such items include impairment of assets, gains and losses from sales of assets, and depreciation and amortization from new acquisitions and other non-recurring expenses.
5 Weighted-average remaining lease term in years is based on square feet as of December 31, 2025.
6 During the year ended December 31, 2025, the Company did not sell any shares of Common Stock or Series B Preferred Stock through its Common Stock or Series B Preferred Stock under its "at-the-market" programs. As of February 20, 2026, the Company had repurchased 17.2 million shares of outstanding common stock under its Share Repurchase Program announced in February 2025 for a total of $135.9 million, which includes 4.5 million shares repurchased in fourth quarter 2025 for a total of $37.3 million and 1.8 million shares repurchased in first quarter 2026 for a total of $15.9 million.
7 Liquidity represents the aggregate amount of cash and cash equivalents and borrowing and borrowing availability under our Revolving Credit Facility, utilizing the value of our applicable assets as of December 31, 2025 for the borrowing base calculation under such facility, and capacity represents the total undrawn commitments under our Revolving Credit Facility. Liquidity includes $781.7 million of availability under the Revolving Credit Facility and $180.1 million of cash and cash equivalents as of December 31, 2025.
8 Comprised of the principal amount of GNL's outstanding debt totaling $2.6 billion less cash and cash equivalents totaling $180.1 million, as of December 31, 2025.
9 The interest coverage ratio is calculated by dividing adjusted EBITDA for the applicable quarter by Cash Paid for Interest (calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net). Management believes that interest coverage ratio is a useful supplemental measure of our ability to service our debt obligations. Adjusted EBITDA and Cash Paid for Interest are Non-GAAP metrics and are reconciled below.
10 Assumes we exercise each of our two 6-month extension options on our Revolving Credit Facility.

GlobalNetLease.com (323) 265-2020 | 650 Fifth Avenue, 30th Floor, New York, NY 10019

Conference Call
GNL will host a webcast and conference call on February 26, 2026 at 11:00 a.m. ET to discuss its financial and operating results.
To listen to the live call, please go to GNL’s “Investor Relations” section of the website at least 15 minutes prior to the start of the call to register and download any necessary audio software.
Dial-in instructions for the conference call and the replay are outlined below.
Conference Call Details
Live Call
Dial-In (Toll Free): 1-877-407-0792
International Dial-In: 1-201-689-8263
Conference Replay*
For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the GNL website at www.globalnetlease.com.
Or dial-in below:
Domestic Dial-In (Toll Free): 1-844-512-2921
International Dial-In: 1-412-317-6671
Conference Number: 13757483
*Available from 2:00 p.m. ET on February 26, 2026 through May 26, 2026.
Supplemental Schedules
The Company will furnish supplemental information packages with the Securities and Exchange Commission (the “SEC”) to provide additional disclosure and financial information. Once posted, the supplemental package can be found under the “Presentations” tab in the Investor Relations section of GNL’s website at www.globalnetlease.com and on the SEC website at www.sec.gov.
About Global Net Lease, Inc.
Global Net Lease, Inc. (NYSE: GNL) is a publicly traded real estate investment trust that focuses on acquiring and managing a global portfolio of income producing net lease assets across the United States, and Western and Northern Europe. Additional information about GNL can be found on its website at www.globalnetlease.com.
Forward-Looking Statements
The statements in this press release that are not historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties that could cause the outcome to be materially different. The words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “projects,” “potential,” “predicts,” “expects,” “plans,” “intends,” “would,” “could,” “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the risks that any potential future acquisition or disposition by the Company is subject to market conditions, capital availability and timing considerations and may not be identified or completed on favorable terms, or at all. Some of the risks and uncertainties, although not all risks and uncertainties, that could cause the Company’s actual results to differ materially from those presented in its forward-looking statements are set forth in the “Risk Factors” and “Quantitative and Qualitative Disclosures about Market Risk” sections in the Company’s Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and all of its other filings with the U.S. Securities and Exchange Commission, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent reports. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.
Contacts:
Investors and Media:
Email: investorrelations@globalnetlease.com
Phone: (332) 265-2020
GlobalNetLease.com (323) 265-2020 | 650 Fifth Avenue, 30th Floor, New York, NY 10019

Global Net Lease, Inc.
Consolidated Balance Sheets
(In thousands)

	December 31,
	2025	2024
ASSETS	(Unaudited)	(Unaudited)
Real estate investments, at cost:
Land	$659,086	$802,317
Buildings, fixtures and improvements	3,592,121	4,120,664
Construction in progress	2,993	3,364
Acquired intangible lease assets	523,406	695,597
Total real estate investments, at cost	4,777,606	5,621,942
Less: accumulated depreciation and amortization	(966,982)	(999,909)
Total real estate investments, net	3,810,624	4,622,033
Real estate assets held for sale	49,654	17,406
Assets related to discontinued operations	348	1,816,131
Cash and cash equivalents	180,114	159,698
Restricted cash	13,949	64,510
Derivative assets, at fair value	7	2,471
Unbilled straight-line rent	72,919	89,804
Operating lease right-of-use asset	63,362	66,163
Prepaid expenses and other assets	60,415	51,504
Multi-tenant disposition receivable, net	27,934	—
Deferred tax assets	5,167	4,866
Goodwill	45,898	51,370
Deferred financing costs, net	16,812	9,808
Total Assets	$4,347,203	$6,955,764

LIABILITIES AND EQUITY
Mortgage notes payable, net	$1,264,604	$1,768,608
Revolving credit facility	324,165	1,390,292
Senior notes, net	928,169	906,101
Acquired intangible lease liabilities, net	17,501	24,353
Derivative liabilities, at fair value	5,298	3,719
Accounts payable and accrued expenses	43,821	52,878
Operating lease liability	41,429	40,080
Prepaid rent	28,254	13,571
Deferred tax liability	17,796	5,477
Dividends payable	11,718	11,909
Real estate liabilities held for sale	60	—
Liabilities related to discontinued operations	890	551,818
Total Liabilities	2,683,705	4,768,806
Commitments and contingencies	—	—
Stockholders' Equity:
7.25% Series A cumulative redeemable preferred stock	68	68
6.875% Series B cumulative redeemable perpetual preferred stock	47	47
7.50% Series D cumulative redeemable perpetual preferred stock	79	79
7.375% Series E cumulative redeemable perpetual preferred stock	46	46
Common stock	3,490	3,640
Additional paid-in capital	4,249,018	4,359,264
Accumulated other comprehensive income (loss)	22,169	(25,844)
Accumulated deficit	(2,611,419)	(2,150,342)
Total Stockholders' Equity	1,663,498	2,186,958
Total Liabilities and Stockholders’ Equity	$4,347,203	$6,955,764
GlobalNetLease.com (323) 265-2020 | 650 Fifth Avenue, 30th Floor, New York, NY 10019

Global Net Lease, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue from tenants	$116,953	$137,783	$495,286	$569,793

Expenses:
Property operating	12,566	15,430	51,206	64,324
Impairment charges	31,972	20,098	157,532	90,310
Merger, transaction and other costs	1,458	1,792	6,662	6,022
General and administrative	13,377	13,012	52,753	52,358
Equity-based compensation	3,024	2,309	12,514	8,931
Depreciation and amortization	44,439	50,248	191,189	216,820
Goodwill impairment	—	—	7,134	—
Total expenses	106,836	102,889	478,990	438,765
Operating income before gain on dispositions of real estate investments	10,117	34,894	16,296	131,028
Gain on dispositions of real estate investments	100,625	21,389	94,687	57,091
Operating income	110,742	56,283	110,983	188,119
Other income (expense):
Interest expense	(42,626)	(59,604)	(194,718)	(255,685)
Loss on extinguishment and modification of debt	(2,335)	(2,413)	(11,222)	(15,877)
(Loss) gain on derivative instruments	(268)	6,853	(10,676)	4,203
Unrealized gains (losses) on undesignated foreign currency advances and other hedge ineffectiveness	—	1,917	(12,644)	3,249
Other income	780	694	4,331	1,075
Total other expense, net	(44,449)	(52,553)	(224,929)	(263,035)
Net income (loss) before income tax	66,293	3,730	(113,946)	(74,916)
Income tax expense	(12,434)	(1,025)	(21,801)	(4,445)
Income (loss) from continuing operations	53,859	2,705	(135,747)	(79,361)
Loss from discontinued operations	(5,678)	(9,227)	(89,710)	(52,211)
Net income (loss)	48,181	(6,522)	(225,457)	(131,572)
Preferred stock dividends	(10,936)	(10,936)	(43,743)	(43,744)
Net income (loss) attributable to common stockholders	$37,245	$(17,458)	$(269,200)	$(175,316)

Basic and Diluted Income (Loss) Per Common Share:
Net income (loss) per share from continuing operations	$0.19	$(0.04)	$(0.81)	$(0.54)
Net loss per share from discontinued operations	(0.03)	(0.04)	(0.40)	(0.22)
Net income (loss) per share attributable to common stockholders — Basic and Diluted	$0.16	$(0.08)	$(1.21)	$(0.76)
Weighted Average Common Shares Outstanding:
Basic	219,056	230,596	223,255	230,440
Diluted	219,056	230,596	223,255	230,440

GlobalNetLease.com (323) 265-2020 | 650 Fifth Avenue, 30th Floor, New York, NY 10019

Global Net Lease, Inc.
Quarterly Reconciliation of Non-GAAP Measures (Unaudited)
(In thousands)

	Three Months Ended				Year Ended
	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	December 31, 2025
Adjusted EBITDA
Net (loss) income	$(189,379)	$(24,143)	$(60,116)	$48,181	$(225,457)
Depreciation and amortization	56,334	45,636	44,780	44,439	191,189
Interest expense	53,437	53,348	45,307	42,626	194,718
Income tax expense	3,280	2,995	3,092	12,434	21,801
Discontinued operations adjustments	47,219	6,375	—	—	53,594
EBITDA	(29,109)	84,211	33,063	147,680	235,845
Impairment charges	60,315	9,812	55,433	31,972	157,532
Equity-based compensation	3,093	3,338	3,059	3,024	12,514
Merger, transaction and other costs	1,579	2,002	1,623	1,458	6,662
Loss (gain) on dispositions of real estate investments	1,678	(1,537)	5,797	(100,625)	(94,687)
Loss (gain) on derivative instruments	3,856	8,823	(2,271)	268	10,676
Unrealized losses (gains) on undesignated foreign currency advances and other hedge ineffectiveness	6,351	6,324	(31)	—	12,644
Loss on extinguishment and modification of debt	418	4,348	4,121	2,335	11,222
Other income	(48)	(1,683)	(1,820)	(780)	(4,331)
Goodwill impairment [1]	7,134	—	—	—	7,134
Write offs of straight-line rent	—	68	3,216	384	3,668
Discontinued operations adjustments	83,149	(2,279)	(3,056)	5,637	83,451
Adjusted EBITDA	138,416	113,427	99,134	91,353	442,330
General and administrative	16,203	11,339	11,834	13,377	52,753
Write offs of straight-line rent	—	(68)	(3,216)	(384)	(3,668)
Discontinued operations adjustments	1,255	1,395	101	13	2,764
NOI	155,874	126,093	107,853	104,359	494,179
Amortization related to above- and below-market lease intangibles and right-of-use assets, net	160	1,232	1,147	1,088	3,627
Straight-line rent	(5,235)	(2,959)	3,433	(777)	(5,538)
Cash NOI	$150,799	$124,366	$112,433	$104,670	$492,268

Cash Paid for Interest:
Interest Expense - continuing operations	$53,437	$53,348	$45,307	$42,626	$194,718
Interest Expense - discontinued operations	17,457	6,374	—	—	23,831
Non-cash portion of interest expense	(2,486)	(2,499)	(2,681)	(1,961)	(9,627)
Amortization of discounts on mortgages and senior notes	(13,960)	(14,609)	(8,640)	(8,833)	(46,042)
Total Cash Paid for Interest	$54,448	$42,614	$33,986	$31,832	$162,880
___________

[1] This is a non-cash item and is added back as it is not considered indicative of operating performance.

GlobalNetLease.com (323) 265-2020 | 650 Fifth Avenue, 30th Floor, New York, NY 10019

Global Net Lease, Inc.
Quarterly Reconciliation of Non-GAAP Measures (Unaudited)
(In thousands, except per share data)

	Three Months Ended				Year Ended
	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	December 31, 2025
Funds from operations (FFO):
Net (loss) income attributable to common stockholders (in accordance with GAAP)	$(200,315)	$(35,079)	$(71,051)	$37,245	$(269,200)
Impairment charges	60,315	9,812	55,433	31,972	157,532
Depreciation and amortization	56,334	45,636	44,780	44,439	191,189
Loss (gain) on dispositions of real estate investments	1,678	(1,537)	5,797	(100,625)	(94,687)
Discontinued operations FFO adjustments	114,949	(33,232)	(1,214)	71	80,574
FFO (defined by NAREIT)	32,961	(14,400)	33,745	13,102	65,408
Merger, transaction and other costs	1,579	2,002	1,623	1,458	6,662
Loss on extinguishment and modification of debt	418	4,348	4,121	2,335	11,222
Discontinued operations Core FFO adjustments	9	15,172	—	2	15,183
Core FFO attributable to common stockholders	34,967	7,122	39,489	16,897	98,475
Non-cash equity-based compensation	3,093	3,338	3,059	3,024	12,514
Non-cash portion of interest expense	2,486	2,499	2,681	1,961	9,627
Amortization related to above- and below-market lease intangibles and right-of-use assets, net	160	1,232	1,147	1,088	3,627
Straight-line rent	(5,235)	(2,959)	3,433	(777)	(5,538)
Unrealized losses (gains) on undesignated foreign currency advances and other hedge ineffectiveness	6,351	6,324	(31)	—	12,644
Eliminate unrealized losses (gains) losses on foreign currency transactions [1]	3,304	7,177	(3,421)	(792)	6,268
Amortization of discounts on mortgages and senior notes	13,960	14,609	8,640	8,833	46,042
Goodwill impairment [2]	7,134	—	—	—	7,134
Eliminate deferred tax expense related to the disposition of the McLaren campus [3]	—	—	—	12,741	12,741
Eliminate losses (gains) related to multi-tenant disposition receivable [4]	—	13,766	(1,834)	5,541	17,473
Adjusted funds from operations (AFFO) attributable to common stockholders	$66,220	$53,108	$53,163	$48,516	$221,007

Weighted average common shares outstanding - Basic and Diluted	230,264	222,960	220,891	219,056	223,255
Net (loss) income per share attributable to common shareholders — Basic and Diluted	$(0.87)	$(0.16)	$(0.32)	$0.16	$(1.21)
FFO per diluted common share	$0.14	$(0.06)	$0.15	$0.06	$0.29
Core FFO per diluted common share	$0.15	$0.03	$0.18	$0.08	$0.44
AFFO per diluted common share	$0.29	$0.24	$0.24	$0.22	$0.99
Dividends declared to common stockholders	$64,027	$43,429	$42,366	$42,055	$191,877
____________
[1] For AFFO purposes, we adjust for unrealized gains and losses. For the three months ended March 31, 2025, the loss on derivative instruments was $3.9 million, which consisted of unrealized losses of $3.3 million and realized losses of $0.6 million. For the three months ended June 30, 2025, the loss on derivative instruments was $8.8 million, which consisted of unrealized losses of $7.2 million and realized losses of $1.6 million. For the three months ended September 30, 2025, the gain on derivative instruments was $2.3 million, which consisted of unrealized gains of $3.4 million and realized losses of $1.1 million. For the three months ended December 31, 2025, the loss on derivative instruments was $0.3 million, which consisted of unrealized gains of $0.8 million and realized losses of $1.1 million. For the year ended December 31, 2025, the loss on derivative instruments was $10.7 million, which consisted of unrealized losses of $6.3 million and realized losses of $4.4 million.
[2] This is a non-cash item and is added back as it is not considered indicative of operating performance.
[3] Represents deferred tax expense specifically related to the capital gain recorded upon the disposition of the McLaren Campus. This amount is recorded in the income tax expense line item in our consolidated statements of operations. We do not consider this expense to be part of our normal operating performance and have, accordingly, increased AFFO for this amount.
[4] Represents adjustments to the fair value of the embedded derivative feature of the multi-tenant disposition receivable. We do not consider these adjustments to be indicative of our normal operating performance and have, accordingly, increased or (decreased) AFFO for these amounts.
GlobalNetLease.com (323) 265-2020 | 650 Fifth Avenue, 30th Floor, New York, NY 10019

The following table provides operating financial information for the Company’s four reportable segments:

	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2025	2024	2025	2024
Industrial & Distribution:
Revenue from tenants	$55,960	$54,561	$225,665	$237,645
Property operating expense	4,891	6,694	18,990	21,820
Net operating income	$51,069	$47,867	$206,675	$215,825

Retail [1] :
Revenue from tenants	$30,177	$42,709	$132,783	$165,595
Property operating expense	3,819	4,126	14,763	16,095
Net operating income	$26,358	$38,583	$118,020	$149,500

Office:
Revenue from tenants	$30,816	$38,775	$136,838	$143,571
Property operating expense	3,856	4,526	17,453	18,865
Net operating income	$26,960	$34,249	$119,385	$124,706

Multi-Tenant Retail [2] :
Revenue from tenants	$—	$1,738	$—	$22,982
Property operating expense	—	84	—	7,544
Net operating income	$—	$1,654	$—	$15,438
_________
[1] Amounts in the Retail segment reflect the reclassification and inclusion of one property that was previously part of the Multi-Tenant Retail segment, which was not included in the Multi-Tenant Retail Disposition.
[2] Reflects former Multi-Tenant Retail properties that were sold individually prior to December 31, 2024. Does not include the Multi-Tenant Retail Portfolio which is presented as a discontinued operation.

GlobalNetLease.com (323) 265-2020 | 650 Fifth Avenue, 30th Floor, New York, NY 10019

Caution on Use of Non-GAAP Measures
Funds from Operations (“FFO”), Core Funds from Operations (“Core FFO”), Adjusted Funds from Operations (“AFFO”), Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), Net Operating Income (“NOI”) and Cash Net Operating Income (“Cash NOI”) and Cash Paid for Interest should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP measures.
Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition (as we do), or may interpret the current NAREIT definition differently than we do, or may calculate Core FFO or AFFO differently than we do. Consequently, our presentation of FFO, Core FFO and AFFO may not be comparable to other similarly-titled measures presented by other REITs in our peer group.
We consider FFO, Core FFO and AFFO useful indicators of our performance. Because FFO, Core FFO and AFFO calculations exclude such factors as depreciation and amortization of real estate assets and gain or loss from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO, Core FFO and AFFO presentations facilitate comparisons of operating performance between periods and between other REITs in our peer group.
As a result, we believe that the use of FFO, Core FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our operating performance including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. However, FFO, Core FFO and AFFO are not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. Investors are cautioned that FFO, Core FFO and AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as they exclude certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred.
Funds from Operations, Core Funds from Operations and Adjusted Funds from Operations
Funds From Operations
Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. FFO is not equivalent to net income or loss as determined under GAAP.
We calculate FFO, a non-GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper approved by the Board of Governors of NAREIT effective in December 2018 (the "White Paper"). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gain and loss from the sale of certain real estate assets, gain and loss from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for unconsolidated partnerships and joint ventures are calculated to exclude the proportionate share of the non-controlling interest to arrive at FFO, Core FFO, AFFO and NOI attributable to stockholders, as applicable. Our FFO calculation complies with NAREIT's definition.
FFO includes adjustments related to the treatment of the sale of the Multi-Tenant Retail Portfolio as a discontinued operation, which includes adjustments for depreciation and amortization and loss (gain) on dispositions of real estate investments.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, and straight-line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income.
GlobalNetLease.com (323) 265-2020 | 650 Fifth Avenue, 30th Floor, New York, NY 10019

Core Funds From Operations
In calculating Core FFO, we start with FFO, then we exclude certain non-core items such as merger, transaction and other costs, as well as certain other costs that are considered to be non-core, such as debt extinguishment or modification costs. The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our core business plan to generate operational income and cash flows in order to make dividend payments to stockholders. In evaluating investments in real estate, we differentiate the costs to acquire the investment from the subsequent operations of the investment. We also add back non-cash write-offs of deferred financing costs, prepayment penalties and certain other costs incurred with the early extinguishment or modification of debt which are included in net income but are considered financing cash flows when paid in the statement of cash flows. We consider these write-offs and prepayment penalties to be capital transactions and not indicative of operations. By excluding expensed acquisition, transaction and other costs as well as non-core costs, we believe Core FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management's analysis of the investing and operating performance of our properties.
Core FFO includes adjustments related to the treatment of the sale of the Multi-Tenant Retail Portfolio as a discontinued operation, which includes adjustments for acquisition and transaction costs and loss on extinguishment of debt.
Adjusted Funds From Operations
In calculating AFFO, we start with Core FFO, then we exclude certain income or expense items from AFFO that we consider more reflective of investing activities, other non-cash income and expense items and the income and expense effects of other activities or items, including items that were paid in cash that are not a fundamental attribute of our business plan or were one time or non-recurring items. These items include, for example, early extinguishment or modification of debt and other items excluded in Core FFO as well as unrealized gain and loss, which may not ultimately be realized, such as gain or loss on derivative instruments, gain or loss on foreign currency transactions, and gain or loss on investments. In addition, by excluding non-cash income and expense items such as amortization of above-market and below-market leases intangibles, amortization of deferred financing costs, straight-line rent and equity-based compensation from AFFO, we believe we provide useful information regarding income and expense items which have a direct impact on our ongoing operating performance. We also exclude revenue attributable to the reimbursement by third parties of financing costs that we originally incurred because these revenues are not, in our view, related to operating performance. We also include the realized gain or loss on foreign currency exchange contracts for AFFO as such items are part of our ongoing operations and affect our current operating performance.
In calculating AFFO, we also exclude certain expenses which under GAAP are treated as operating expenses in determining operating net income. All paid and accrued acquisition, transaction and other costs (including prepayment penalties for debt extinguishments or modifications and merger related expenses) and certain other expenses, including expenses related to our European tax restructuring and transition costs related to the Merger and Internalization, negatively impact our operating performance during the period in which expenses are incurred or properties are acquired and will also have negative effects on returns to investors, but are excluded by us as we believe they are not reflective of our on-going performance. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income. In addition, as discussed above, we view gain and loss from fair value adjustments as items which are unrealized and may not ultimately be realized and not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management's analysis of our operating performance. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gain or loss, we believe AFFO provides useful supplemental information. By providing AFFO, we believe we are presenting useful information that can be used to, among other things, assess our performance without the impact of transactions or other items that are not related to our portfolio of properties. AFFO presented by us may not be comparable to AFFO reported by other REITs that define AFFO differently. Furthermore, we believe that in order to facilitate a clear understanding of our operating results, AFFO should be examined in conjunction with net income (loss) calculated in accordance with GAAP and presented in our consolidated financial statements. AFFO should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or ability to make distributions.

GlobalNetLease.com (323) 265-2020 | 650 Fifth Avenue, 30th Floor, New York, NY 10019

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income, Cash Net Operating Income and Cash Paid for Interest
We believe that Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization adjusted for acquisition, transaction and other costs, other non-cash items and including our pro-rata share from unconsolidated joint ventures, is an appropriate measure of our ability to incur and service debt. We also exclude revenue attributable to the reimbursement by third parties of financing costs that we originally incurred because these revenues are not, in our view, related to operating performance. All paid and accrued acquisition, transaction and other costs (including prepayment penalties for debt extinguishments or modifications) and certain other expenses, including expenses related to our European tax restructuring and transition costs related to the Merger and Internalization, negatively impact our operating performance during the period in which expenses are incurred or properties are acquired and will also have negative effects on returns to investors, but are not reflective of on-going performance. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income (loss) as calculated in accordance with GAAP as an indicator of our operating activities. Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs.
EBITDA includes adjustments related to the treatment of the sale of the Multi-Tenant Retail Portfolio as a discontinued operation, which includes adjustments for depreciation and amortization and interest expense. Adjusted EBITDA includes adjustments related to the treatment of the sale of the Multi-Tenant Retail Portfolio as a discontinued operation, which includes adjustments for merger, transaction and other costs, (loss) gain on dispositions of real estate investments, loss (gain) on derivative instruments, loss on extinguishment of debt and other income (expense).
NOI is a non-GAAP financial measure equal to net income (loss), the most directly comparable GAAP financial measure, less discontinued operations, interest, other income and income from preferred equity investments and investment securities, plus corporate general and administrative expense, acquisition, transaction and other costs, depreciation and amortization, other non-cash expenses and interest expense. We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets and to make decisions about resource allocations. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition activity on an unlevered basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results that are more closely related to a property's results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level as opposed to the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity.
Cash NOI is a non-GAAP financial measure that is intended to reflect the performance of our properties. We define Cash NOI as net operating income (which is separately defined herein) excluding amortization of above/below market lease intangibles and straight-line rent adjustments that are included in GAAP lease revenues. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other REITs. Cash NOI should not be considered as an alternative to net income, as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other REITs calculate and present Cash NOI.
Cash NOI includes all of the adjustments described above for Adjusted EBITDA related to the treatment of the sale of the Multi-Tenant Retail Portfolio as a discontinued operation, as well as adjustments for general and administrative expenses.
Cash Paid for Interest is calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net. Management believes that Cash Paid for Interest provides useful information to investors to assess our overall solvency and financial flexibility. Cash Paid for Interest should not be considered as an alternative to interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to our financial information prepared in accordance with GAAP.
GlobalNetLease.com (323) 265-2020 | 650 Fifth Avenue, 30th Floor, New York, NY 10019